Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 29, 2009, relating to the consolidated financial statements of Thor Industries, Inc. and subsidiaries, and the effectiveness of Thor Industries, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Thor Industries, Inc. and subsidiaries for the year ended July 31, 2009.
/s/ Deloitte & Touche LLP
Chicago, Illinois
March 12, 2010

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